Exhibit 99.1

Full Circle Capital Corporation Confirms First Quarterly Distribution

Rye Brook, New York – September 16, 2010 – Full Circle Capital Corporation (NASDAQ: FULL) (www.fccapital.com) ("Full Circle") today announced that it has confirmed its first quarterly distribution of $0.225 per share which, as previously announced, is to be prorated to $0.076 per share, representing the number of days in its first quarter of operations after its initial public offering was priced on August 31, 2010.  This distribution will be payable on October 15, 2010 to shareholders of record on September 30, 2010.

ABOUT FULL CIRCLE CAPITAL CORPORATION

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in asset-based senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements which relate to future events or Full Circle’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle’s filings with the Securities and Exchange Commission, including the prospectus dated August 31, 2010. Full Circle undertakes no duty to update any forward-looking statements made herein.

Contact:

Full Circle Capital Corporation
John E. Stuart
Chairman and Chief Executive Officer
jstuart@fccapital.com
(914) 220-6300